EXHIBIT 16.1 - LETTER FROM MOST & COMPANY, LLP

April 4, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

         We have read the statements made by Hankersen International Corp., which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated April 4, 2006. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,


/s/ Most & Company, LLP
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    Most & Company, LLP